Exhibit 99.1

NovaDel Announces European License Agreement for Ondansetron Oral Spray

Partnership with BioAlliance Pharma SA for Promising Drug

Flemington, NJ – May 19, 2008 - NovaDel Pharma Inc. (AMEX: NVD), a specialty pharmaceutical company developing oral spray formulations for a broad range of marketed treatments, today entered into a collaboration agreement with BioAlliance Pharma SA for the development and commercialization of NovaDel’s ondansetron oral spray (OS) for Europe. Ondansetron is the leading 5-HT3 antagonist to prevent nausea and vomiting after chemotherapy, radiation and surgery. Upon successful development and approval, NovaDel believes ondansetron OS could be the first antiemetic to be available in Europe in an oral spray form. BioAlliance and NovaDel anticipate collaborating in the completion of development activities for Europe, with BioAlliance responsible for regulatory and commercialization activities.

Steven B. Ratoff, Chairman and Interim President and Chief Executive Officer of NovaDel said, “This agreement expands the ondansetron OS opportunity into Europe and we welcome the relationship with BioAlliance. We continue to work closely on this product in the United States, under the potential brandname Zensana™, with our sublicensee, Strativa Pharmaceuticals, the proprietary products division of Par Pharmaceutical, as they progress their clinical studies in preparation for a NDA filing later this year. Ondansetron OS is an excellent fit with BioAlliance and their strategy to commercialize products in the European oncology/HIV supportive care market. We are looking forward to working closely with our colleagues at BioAlliance to establish this product as an innovative alternative to patients having difficulty taking tablets and other forms of ondansetron”.

“This first-in-class, spray drug system aligns well with BioAlliance’ strategy to expand its presence in supportive care for oncology and hospitalized patients, and focusing on patient convenience,” said Dominique Costantini, President and CEO of BioAlliance. “NovaDel’s expertise designing spray formulations will allow us to bring this unique delivery system to market. Strativa is responsible for the clinical development of this product in the US and BioAlliance will use their dossier for European registration.”

Upon closing of the agreement, NovaDel receives a non-refundable license fee of $3 million. NovaDel is, under the terms of the agreement, eligible for additional development and sales-related milestone payments totaling $24 million consisting of a regulatory approval milestone of $5 million and sales-related milestone payments of $19 million as well as a royalty on net sales during the term of the agreement. NovaDel and BioAlliance will jointly develop ondansetron OS with BioAlliance paying 100% of the costs up to a certain amount after which the development costs are shared 50:50 between the parties. BioAlliance will be responsible for activities related to regulatory and pricing approvals as well as commercialization efforts throughout Europe. NovaDel will be responsible for supplying the product.

About Ondansetron OS

Ondansetron OS is NovaDel’s proprietary, investigational oral spray formulation of ondansetron, the leading 5-HT3 anti-emetic therapy indicated for chemotherapy and radiotherapy induced nausea and vomiting (CINV and RINV), and post-operative nausea and vomiting. NovaDel and Strativa are jointly developing ondansetron OS in the United States under the brand name Zensana™. Par recently initiated bioequivalence studies in man and is proceeding on schedule for their submission of a new drug application (NDA) to the FDA in the fourth quarter of this year. BioAlliance expects to file the European dossier in 2009 - 2010. Anti-emetic therapies constitute the largest segment of the oncology supportive care market. According to IMS, in 2007: over two million prescriptions for ondansetron were written in the US, and; in Europe, ondansetron unit growth was 19% representing about one million prescriptions in Europe in retail and hospitals (800,000 prescriptions in the top five countries).

ABOUT NOVADEL PHARMA

NovaDel Pharma Inc. is a specialty pharmaceutical company developing oral spray formulations for a broad range of marketed drugs. The Company’s proprietary technology offers, in comparison to conventional oral dosage forms, the potential for faster absorption of drugs into the bloodstream leading to quicker onset of therapeutic effects and possibly reduced first pass liver metabolism, which may result in lower doses. Oral sprays eliminate the requirement for water or the need to swallow, potentially improving patient convenience and adherence.

NovaDel’s oral spray technology is focused on addressing unmet medical needs for a broad array of existing and future pharmaceutical products. The Company’s most advanced oral spray candidates target angina, nausea, insomnia, migraine headaches and disorders of the central nervous system. NovaDel plans to develop these and other products independently and through collaborative arrangements with pharmaceutical and biotechnology companies. To find out more about NovaDel Pharma Inc. (AMX: NVD), visit our website at www.novadel.com.

ABOUT BIOALLIANCE PHARMA SA

BioAlliance Pharma SA is a specialty pharmaceutical company focused on the treatment of opportunistic infections in cancer and HIV. The company develops and commercializes innovative products which address resistance issues. The company has launched its first portfolio product (Loramyc®) in France and already received European Marketing Authorizations in UK, Germany, Belgium, Denmark and Luxemburg. The compound has completed the pivotal Phase III clinical development in oropharyngeal candidiasis in the USA. In addition, two other innovative products are currently in Phase III clinical trials: acyclovir Lauriad® in oral herpes (based on the same Lauriad® muco-adhesive technology as Loramyc®, which enables targeted release at the disease site) and doxorubicin Transdrug® in primary liver cancer (based on the Transdrug® nanoparticle technology, designed specifically for intracellular targeting of resistant cells). The company is also developing a new therapeutic entities program focused on the oncology and infectious disease markets. In 2007, the company established strategic alliances for commercializing Loramyc® in Europe (with JV SpeBio) and the USA with Par Pharmaceuticals. In March 2008, BioAlliance Pharma signed a partnership agreement with Handok Pharmaceuticals for commercializing Loramyc® in Korea, Taiwan, Singapore and Malaysia. For more information, visit BioAlliance Pharma's website at www.bioalliancepharma.com

FORWARD-LOOKING STATEMENTS:

Except for historical information contained herein, this document may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks and uncertainties that may cause the Company’s actual results or outcomes to be materially different from those anticipated and discussed herein including, but not limited to, the successful completion of its pilot pharmacokinetic feasibility studies, the ability to develop products (independently and through collaborative arrangements), the ability to commercialize and obtain FDA and other regulatory approvals for products under development and the acceptance in the marketplace for oral spray products. The filing of an NDA with the FDA is an important step in the approval process in the United States. Acceptance for filing by the FDA does not mean that the NDA has been or will be approved, nor does it represent an evaluation of the adequacy of the data submitted. Further, the Company operates in industries where securities may be volatile and may be influenced by regulatory and other factors beyond the Company’s control. Important factors that the Company believes might cause such differences are discussed in the risk factors detailed in the Company’s most recent Annual Report and Registration Statements, filed with the Securities and Exchange Commission. In assessing forward-looking statements contained herein, if any, the reader is urged to carefully read all cautionary statements contained in such filings.

CONTACTS:

For NovaDel:

Michael Spicer

Chief Financial Officer

NovaDel Pharma Inc.

(908) 782-3431 ext. 2550

mspicer@novadel.com

For BioAlliance:

Dominique Costantini, President and CEO

Tel.: +33 1 45 58 76 01

dominique.costantini@bioalliancepharma.com

Nicolas Fellmann, CFO

Tel.: +33 1 45 58 71 00

nicolas.fellmann@bioalliancepharma.com

ALIZE RP

Caroline Carmagnol

Tel.: +33 6 64 18 99 59

caroline@alizerp.com